CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated November 8, 2002, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-60560 and 811-07618) of Alliance Municipal Income Fund II (comprising, respectively, the Arizona, Florida, Massachusetts, Michigan, Minnesota, New Jersey, Ohio, Pennsylvania and Virginia Portfolios).

ERNST & YOUNG LLP

New York, New York
January 27, 2003

00250.0151 #379039